                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        MERRILL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

To:        Our Shareholders                                                      May 17, 1999

From:      John W. Castro, President and Chief Executive Officer

Subject:   Invitation to 1999 Annual Shareholder Meeting

--------------------------------------------------------------------------------

I cordially invite you to attend our 1999 Annual Meeting of Shareholders to be held on June 2, 1999, to find out how our company has been performing over the last year and to discuss our prospects and plans for the future. You will have the opportunity to ask questions and raise any comments or concerns you might have about our company. Enclosed with this Proxy Statement are your proxy card and our 1999 Annual Report. We expect that this Proxy Statement, the Proxy and Notice of Meeting will be mailed to shareholders on or about May 17, 1999.

As part of our ongoing efforts to provide more concise and clearer communication, you will notice that we have written our Proxy Statement and 1999 Annual Report in "Plain English." We hope you like the new format and welcome any comments you have on the design and content.

We are also taking two other new initiatives this year. First, we are offering telephonic voting for all of our shareholders. Now, you can vote via telephone or, through traditional methods, by proxy card through the U.S. mail or in person at the Annual Meeting. I encourage you to vote as soon as possible. Second, we are making our 1999 Annual Report and Proxy Statement available electronically in addition to the traditional paper method. Please contact our Investor Relations department at 651.917.1414 if you wish to receive future SEC reports electronically.

I look forward to seeing you at the Annual Meeting.

                                     [LOGO]

-------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 ------------------------------------------------------------------------------

Time....................  10:30 a.m. on Wednesday, June 2, 1999

Place...................  Bandana Banquet & Conference Centre
                          Bandana Square
                          1021 Bandana Boulevard West
                          Suite 220, Energy Park
                          St. Paul, Minnesota 55108

Items of Business.......  1.  To elect nine members to the Board of Directors.

                          2.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Record Date.............  You can vote if you were a shareholder of record on April 15,
                          1999.

Annual Report...........  Our 1999 Annual Report (which is not part of these proxy soliciting materials) is enclosed. If you were a shareholder on
                          April 15, 1999, we will furnish, without charge, a copy of our annual report on Form 10-K (exclusive of exhibits) for the fiscal year ended January 31, 1999. To receive a copy, please send a written request to: Merrill Corporation, One Merrill Circle, St.
                          Paul, MN 55108, Attention: Secretary.

Proxy Voting............  It is important that your shares be represented and voted at the
                          Annual Meeting. Please vote in one of the following two ways:

                          / /  By using the toll-free telephone number shown on your proxy card; or

                          / /  By marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided.

                          Any proxy card may be revoked at any time prior to its use at the
                          Annual Meeting.

                             QUESTIONS AND ANSWERS

----------------------------------------------------------------------

Q: WHAT AM I VOTING ON?

A: Re-election of nine directors (John W. Castro, Richard G. Lareau, Robert F. Nienhouse, Paul G. Miller, Rick R. Atterbury, Ronald N. Hoge, James R. Campbell, Frederick W. Kanner and Michael S. Scott Morton); and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A: Persons who held shares of our Common Stock as of the close of business on April 15, 1999. Each share of Common Stock is entitled to one vote.

Q: HOW DO I VOTE?

A: You can vote by telephone or sign and mail your proxy card. See your proxy card for specific instructions for telephone voting. You may also vote in person at the Annual Meeting.

Q: HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy card but do not make any selections, you give authority to John W. Castro and Richard G. Lareau to vote on the proposals and any other matter that may arise at the Annual Meeting.

Q: WHO WILL COUNT THE VOTES?

A: Norwest Bank Minnesota, N.A. will tabulate the votes and act as inspector of election.

Q: WHICH SHARES ARE INCLUDED IN THE PROXY CARD?

A: Common shares held as of April 15, 1999, are included.

Q: WHAT CONSTITUTES A QUORUM?

A: As of April 15, 1999, there were 15,934,800 shares of our Common Stock issued and outstanding. A majority of the shares entitled to vote (7,967,401), present either in person or by proxy, constitutes a quorum. If you vote by proxy card or telephone, you will be considered part of the quorum. See "How to Vote -- Required Vote" for more details.

Q: WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2000 ANNUAL MEETING?

A: To be included in next year's proxy statement, shareholder proposals must be submitted in writing by January 18, 2000, to:

    Steven J. Machov, Esq.,
      Vice President, General Counsel   and Secretary
    Merrill Corporation
    One Merrill Circle
    St. Paul, MN 55108

Between January 19, 2000 and April 1, 2000, any shareholder may make a proposal at the next Annual Meeting, however, we are not required to include the proposal in our Proxy Statement. If any shareholder proposal is submitted after April 1, 2000, our Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement.

Q: WHO BEARS THE COST OF SOLICITING PROXIES?

A: We bear the cost of soliciting proxies. These costs include the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the owners of our Common Stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile or personal conversation. We may also reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

Q: HOW DO I REVOKE A PROXY ONCE IT IS SUBMITTED?

A: You may revoke it any time prior to the Annual Meeting by:

/ /   giving written notice of such revocation to our Secretary;

/ / by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or

/ /   by attending the Annual Meeting and voting in person.

                                  HOW TO VOTE

----------------------------------------------------------------------

VOTE BY TELEPHONE

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

VOTE BY MAIL

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to Shareowner Services in the postage-paid envelope provided.

VOTING AT THE ANNUAL MEETING

The method by which you vote now will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

HOW SHARES ARE VOTED

All shares that have been properly voted, whether by telephone or mail, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

VOTING ON OTHER MATTERS

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

To elect the directors, each director needs to receive "FOR" votes equal to:

/ / at least a majority of the shares present and entitled to vote in person or by proxy; and

/ / at least 3,983,701 votes, a majority of the minimum number of votes necessary for a quorum.

Abstentions will be counted as votes against the election of the director. Broker non-votes will not be counted either for or against the election of that director. The Board of Directors recommends that you vote in favor of all nominees for director.

                              ELECTRONIC ACCESS TO
                       PROXY MATERIALS AND ANNUAL REPORT

----------------------------------------------------------------------

The Notice of Annual Meeting and Proxy Statement and the 1999 Annual Report are available on our Internet site at http://www.eproxyview.com/mrll. Most shareholders can elect to view future proxy statements, annual reports and other SEC-related documents over the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option and save us the cost of producing and mailing these documents by calling our Investor Relations department at 651.917.1414.

If your shares are held through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements, annual reports and other SEC-related documents over the Internet.

                           GOVERNANCE OF OUR COMPANY

----------------------------------------------------------------------

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of our company except with respect to those matters reserved to the shareholders. The Board of Directors selects the senior management team, which is charged with the conduct of our business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants, and by participating in meetings of the Board and its committees.

Except for authority delegated to our Executive Committee, our general policy is that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of a publicly owned company. Currently these committees are the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. The Audit Committee, Compensation Committee, and Nominating Committee are made up of only outside Directors.

Our Board of Directors held four meetings during fiscal 1999. Every director attended at least 75% of all of the meetings of the Board of Directors and all committees on which they served during fiscal 1999.

COMMITTEE MEMBERSHIP

The table below provides membership information for each of the Board committees.

                                   AUDIT        COMPENSATION     NOMINATING      EXECUTIVE
        BOARD MEMBER             COMMITTEE       COMMITTEE       COMMITTEE       COMMITTEE

John W. Castro                                                                  X (Chairman)

Richard G. Lareau                                    X                               X

Robert F. Nienhouse                  X                          X (Chairman)

Rick R. Atterbury

Ronald N. Hoge                  X (Chairman)                         X

James R. Campbell                               X (Chairman)

Frederick W. Kanner                                  X

Michael S. Scott Morton              X                               X

Paul G. Miller                       X                                               X

AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in satisfying our responsibilities relating to the accounting, auditing, operating and reporting practices. Specifically, the Audit Committee:

/ /   recommends to the Board the retention of independent accountants;

/ /   reviews the performance of such accountants;

/ / considers recommendations concerning improvements in internal accounting controls; and

/ / approves the membership of, and provides counsel to, a management committee responsible for the design, administration and selection of investment options for our Retirement Plan.

The Audit Committee met on three occasions during fiscal 1999.

COMPENSATION COMMITTEE

The Compensation Committee reviews general programs of compensation and benefits for all of our employees and sets the compensation to be paid to our officers. The Compensation Committee also administers our 1987 Omnibus Stock Plan, 1993 Stock Incentive Plan, and the 1996 Non-Statutory Stock Option Plan. The Compensation Committee met or took action by written consent on four occasions during fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Lareau, Campbell and Kanner, all of whom are non-employee directors. Mr. Lareau was formerly our Assistant Secretary from 1981 to 1985 and Secretary from 1985 to 1989. Mr. Lareau is a partner in the law firm of Oppenheimer Wolff & Donnelly LLP, which provided certain legal services for us during fiscal 1999.

NOMINATING COMMITTEE

The Nominating Committee reviews and makes recommendations from time to time to the Board for director candidates, director compensation, and committee assignments. The Nominating Committee also reviews:

/ / at least annually, the composition of the Board regarding experience, expertise and special knowledge required for effective discharge of responsibilities;

/ /   Board procedures, its size, and membership; and

/ / the structure, membership and charters of the Board's standing and ad hoc committees.

The Nominating Committee met on one occasion during fiscal 1999.

The Nominating Committee will consider for nomination, nominees submitted by other directors and shareholders. Shareholders who wish to recommend persons for election as directors at the 2000 Annual Meeting may do so by submitting to the Secretary in writing on or before January 18, 2000:

/ /   the name and address of the person or persons to be nominated;

/ / the name and address of the shareholder who intends to make the nomination;
/ / a representation that the shareholder is a holder of record of stock entitled to vote at such meeting;

/ / a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons;

/ / a description of all arrangements or understandings between the shareholder and each nominee;

/ / other information regarding the nominee that would be required to be included in a proxy statement filed under the SEC's proxy rules; and

/ /   the signed consent of each nominee to serve as a director if so elected.

EXECUTIVE COMMITTEE

The Executive Committee may exercise all the powers of the Board of Directors that may by law be exercised by an executive committee during the intervals between Board meetings. These powers include:

/ / the power to authorize the issuance of capital stock and approve transactions involving consideration of no more than $5 million, unless in the Committee's discretion, it determines immediate action is required; and

/ /   to declare and pay regular quarterly dividends on our Common Stock.

The Executive Committee met or took action by written consent on one occasion during fiscal 1999.

DIRECTORS' COMPENSATION

EMPLOYEE DIRECTORS

Our employee directors receive no separate compensation for their services as directors.

NON-EMPLOYEE DIRECTORS

Non-employee directors receive a retainer of $25,000 per year ($30,000 for the Chairman of the Board), and $1,500 per year for each Committee Chairperson.

In addition to an annual retainer, our directors receive stock compensation in the form of options. Our 1996 Non-Employee Director Plan provides for:

/ /   automatic non-qualified option grants to our non-employee directors; and

/ / payment of one-half of the non-employee directors' annual cash retainer (other than the Committee Chairperson's retainer) in the form of Common Stock.

Upon first election or appointment to the Board, our new, non-employee directors are automatically granted non-qualified options to purchase 20,000 shares of Common Stock ("initial grant"). These options are at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition to the initial grant, beginning with the annual meeting of shareholders immediately following the date the director is first elected or appointed to the Board, each non-employee director who is re-elected to the Board at an annual meeting is granted options to purchase 4,000 shares of Common Stock at such time. These options are at an exercise price equal to the fair market value on the date of grant.

The options become exercisable:

/ / in the case of the initial grant, on a cumulative basis with respect to 20% of the shares on each anniversary of the date of grant; and

/ / in the case of options granted in connection with an annual meeting, in full, six months following the date of grant.

Each option expires and is no longer exercisable ten years from its date of grant.

In addition to the option grants under our 1996 Non-Employee Director Plan, the non-employee directors receive payment for one-half of their annual cash retainer in the form of Common Stock. Each non-employee director receives:

/ / shares of common stock equal to $12,500 divided by the average of the fair market value of one share for the 10 trading days immediately preceding the date of the annual meeting; and

/ /   $12,500 in cash.

Currently, of the 400,000 shares of Common Stock reserved for issuance under the plan, 10,863 shares have been issued, and options to purchase 120,000 shares have been granted.

                             ELECTION OF DIRECTORS

----------------------------------------------------------------------

NOMINATION

Our Bylaws provide that the Board must consist of at least three members, or such other number as the Board may decide from time to time. The Board of Directors has determined that there will be nine directors for the ensuing year. All of the nominees are members of the present Board of Directors. If elected, these individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

If, prior to the Annual Meeting, the Board learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for a fewer number of nominees. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

The following information has been furnished to us by the respective nominees for director.

                                                                                           DIRECTOR
   NAMES OF NOMINEES                    PRINCIPAL OCCUPATION                     AGE         SINCE
------------------------  -------------------------------------------------  -----------  -----------

John W. Castro            President and Chief Executive Officer of Merrill           50         1981
                          Corporation

Richard G. Lareau         Partner, Oppenheimer Wolff & Donnelly LLP (law             70         1981(1)
                          firm)

Paul G. Miller            Chairman, Executive Committee, LSC, Incorporated           76         1985
                          (proprietary software and systems consulting
                          firm)

Robert F. Nienhouse       Private Investor                                           51         1986

Rick R. Atterbury         Executive Vice President-Chief Technology Officer          45         1989
                          of Merrill Corporation

Ronald N. Hoge            President and Chief Executive Officer, MagneTek,           53         1991
                          Inc. (electrical equipment manufacturer)

James R. Campbell         Chairman and Chief Executive Officer of Norwest            56         1994
                          Bank Minnesota, N.A. (bank) and Group Executive
                          Vice President of Wells Fargo & Company (bank
                          holding company)

Frederick W. Kanner       Partner, Dewey Ballantine LLP (law firm)                   56         1996

Michael S. Scott Morton   Professor of Management, Massachusetts Institute           61         1997
                          of Technology (university)

-------------

(1) Mr. Lareau was also the incorporator of the Company and served as its first director before his resignation in October 1968.

OTHER INFORMATION ABOUT NOMINEES

Except as indicated below, there has been no change in principal occupations or employment during the past five years for the nominees.

MR. CASTRO also serves as a director of BMC Industries, Inc.

MR. LAREAU has been a member of the law firm of Oppenheimer Wolff & Donnelly LLP for over 39 years. Oppenheimer Wolff & Donnelly LLP has provided and is expected to continue to provide legal services for us. Mr. Lareau also serves as a director of Ceridian Corporation, Northern Technologies International Corporation and Nash Finch Company, and as a trustee of Mesabi Trust.

MR. MILLER was also Secretary and Treasurer of LSC, Incorporated from January 1992 to December 1996. He was also Chairman from 1987 to 1995, and President and Chief Executive Officer from 1993 to 1995, of Supercomputer Systems, Inc.

MR. ATTERBURY was elected our Executive Vice President-Chief Technology Officer on February 1, 1999. Prior to that time and since 1996, Mr. Atterbury was our Executive Vice President. Prior to 1996, Mr. Atterbury was the Vice President-Operations.

MR. HOGE was President of the Aerospace Equipment Systems division of Allied Signal, Inc. from August 1993 to July 1996, and President and Chief Executive Officer of Onan Corporation from June 1986 until August 1993. He also serves as a director of MagneTek, Inc.

MR. CAMPBELL has served as Chairman and Chief Executive Officer of Norwest Bank Minnesota, N.A. and Group Executive Vice President of Wells Fargo & Company since November 1998. From October 1984 to November 1998, Mr. Campbell served as President, Chief Executive Officer and director of Norwest Bank Minnesota, N.A. Mr. Campbell also serves as a director of Allianz Life Insurance Company of North America.

MR. KANNER has been a partner in the law firm of Dewey Ballantine LLP since 1976. He also serves as a director of National Benefit Life Insurance Company.

MR. SCOTT MORTON has held various positions at the Massachusetts Institute of Technology (MIT) since 1966. Since 1989, he has served as the Jay W. Forrester Professor of Management at MIT. He also serves as a director of Sequent Computer Systems, MetLife Insurance Company Series Funds, and privately held Wilder Corp., and as a trustee of State Street Research and Management.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

----------------------------------------------------------------------

The following table sets forth, as of April 15, 1999, certain information with respect to all shareholders known to us to have been beneficial owners of more than five percent of our Common Stock, and information with respect to our Common Stock beneficially owned by (i) our directors and nominees for directors,
(ii) our executive officers included in the Summary Compensation Table and (iii) all of our directors, nominees for directors and executive officers as a group.

                                                                 NUMBER OF         PERCENT OF
                   NAME OF BENEFICIAL OWNER                      SHARES (1)       CLASS (1)(2)
---------------------------------------------------------------  ----------      ---------------
John W. Castro.................................................  1,956,640(3)              12.3%

First Pacific Advisors, Inc....................................  1,074,700(4)               6.7%

Mairs and Power Growth Fund, Inc. .............................    965,000(5)               6.1%

Rick R. Atterbury..............................................    373,290(6)               2.3%

Richard G. Lareau..............................................    137,581(7)           *

Robert F. Nienhouse............................................    271,647(8)               1.7%

Paul G. Miller.................................................     78,505(9)           *

Ronald N. Hoge.................................................     37,681(10)          *

James R. Campbell..............................................     32,681(11)          *

Frederick W. Kanner............................................     32,621(12)          *

Michael S. Scott Morton........................................      9,579(13)          *

Steven J. Machov...............................................     76,537(14)          *

Kay A. Barber..................................................     34,520(15)          *

Kathleen A. Larkin.............................................     28,620(16)          *

All directors and executive officers as a group (17 persons)...  3,238,802(17)             19.9%

-------------

*   less than 1%

 (1) Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned because of the right to acquire them within 60 days are considered outstanding only when determining the amount and percent owned by such person.

 (2) Based on 15,934,800 shares of our Common Stock outstanding as of April 15, 1999.

 (3) Includes 11,824 shares owned beneficially by Mr. Castro's wife and 4,700 shares owned by Mr. Castro's minor aged children, as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 34,600 shares Mr. Castro has the right to acquire within 60 days upon the exercise of stock options. Mr. Castro's address is One Merrill Circle, St. Paul, Minnesota 55108.

 (4) In its Schedule 13G filed on February 12, 1999, First Pacific Advisors, Inc. represents that it shares voting power for 414,700 shares and shares dispositive power for 1,074,700 shares. First Pacific Advisors, Inc.'s address is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064.

 (5) In its Schedule 13G filed on February 11, 1999, Mairs and Power Growth Fund, Inc. represents that it has sole voting and dispositive power over all of the shares. Mairs and Power Growth Fund, Inc.'s address is 332 Minnesota Street, W-1420 First National Bank Building, St. Paul, MN 55101.
 (6) Includes 95,600 shares Mr. Atterbury has the right to acquire within 60 days upon the exercise of stock options.

 (7) Includes 10,000 shares Mr. Lareau has the right to acquire within 60 days upon the exercise of stock options. Also includes 22,000 shares owned beneficially by Mr. Lareau's wife, as to which he may be deemed to share voting and investment power, but as to which shares he disclaims beneficial ownership.

 (8) Includes 16,000 shares Mr. Nienhouse has the right to acquire within 60 days upon exercise of stock options.

 (9) Includes 16,000 shares Mr. Miller has the right to acquire within 60 days upon the exercise of stock options.

 (10) Includes 26,000 shares Mr. Hoge has the right to acquire within 60 days upon the exercise of stock options.

 (11) Includes 22,000 shares Mr. Campbell has the right to acquire within 60 days upon the exercise of stock options.

 (12) Includes 28,000 shares Mr. Kanner has the right to acquire within 60 days upon the exercise of stock options.

 (13) Includes 8,000 shares that Mr. Scott Morton has the right to acquire within 60 days upon the exercise of stock options.

 (14) Includes 35,497 shares owned beneficially by Mr. Machov's wife, as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 13,520 shares Mr. Machov has the right to acquire within 60 days upon exercise of options.

 (15) Includes 34,520 shares Ms. Barber has the right to acquire within 60 days upon the exercise of stock options.

 (16) Includes 9,260 shares Ms. Larkin has the right to acquire within 60 days upon the exercise of stock options.

 (17) Includes 74,021 shares owned beneficially by the spouses or children of our directors and executive officers; and 365,100 shares that our directors, executive officers and their spouses have the right to acquire within 60 days upon the exercise of stock options.

                               PERFORMANCE GRAPH

----------------------------------------------------------------------

The following graph compares the cumulative total shareholder return of our Common Stock with a cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's Smallcap 600 Index and the Dow Jones Other Industrial & Commercial Services Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              STANDARD & POOR'S            DOW JONES OTHER INDUSTRIAL
                MERRILL CORPORATION             SMALLCAP 600                 & COMMERCIAL SERVICES
1/94                                 100                        100                                     100
1/95                                  49                         92                                      93
1/96                                  52                        121                                     117
1/97                                  80                        149                                     131
1/98                                 129                        181                                     159
1/99                                 107                        187                                     182

                             EXECUTIVE COMPENSATION

----------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers our executive compensation program. The Compensation Committee consists of three non-employee directors and meets two to four times a year. A more complete description of the functions of the Compensation Committee is set forth above, under the caption "Governance of Our Company -- Committee Memberships."

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is to pay for performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based on its own judgment and experience, and on periodic studies by executive compensation consultants, is competitive with other companies within its industry group. The objectives of our executive compensation program are:

/ / to establish annual base salaries and incentives that will attract and retain key executives;

/ / to reward executives for achievement of annual performance and financial goals; and

/ / to encourage executive stock ownership and appreciation of long-term shareholder returns.

Actual compensation levels are based on our annual and long-term performance and individual performance, and may be greater or less than compensation levels at other companies.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

Our executive compensation program consists of base salary, annual cash bonus incentives and long-term ownership incentives in the form of stock options.

    BASE SALARY

Base pay levels of executives are determined generally by considering the potential impact of the individual on us and our performance, the skills and experiences required by the position, the performance of divisions or departments under the executive's control, the achievement of defined business objectives and personal and corporate development goals, and finally, our performance. Base salaries for executives are generally maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are at or lower than the median for other companies of comparable size and complexity (which are not necessarily the companies included in the performance graph included in this Proxy Statement), and the annual cash bonus incentives are designed to offer greater potential compensation than the median in other companies.

We have employment agreements with John W. Castro, our President and Chief Executive Officer, and Rick R. Atterbury, our Executive Vice President-Chief Technology Officer. These agreements were entered into in 1989 and 1987, respectively, and have been amended several times over the course of their service with us. These agreements remain in force for consecutive one-year terms unless we or the executive terminate the agreement with 60 days' advance written notice. Beginning on April 15, 1998, Mr. Castro's base salary was increased to $375,000 per year and Mr. Atterbury's was increased to $275,000 per year.

    ANNUAL CASH BONUS LNCENTIVES

For all executives other than Messrs. Castro and Atterbury, annual incentive opportunity is based upon performance against goals established in the Executive Incentive Plan. A pre-determined overall company goal (as measured by earnings per share) must be met before any such executive is eligible for annual cash bonuses. In addition, for business unit executives, business unit financial thresholds must also be met before such executive will be eligible for an annual cash bonus. Assuming these goals are met, awards paid out under this plan are based upon performance against quantitative goals such as overall company goals and pre-determined business unit financial goals, as well as individual contribution. Our President and Chief Executive Officer makes a recommendation to the Compensation Committee as to the amount of each cash incentive bonus. The Committee makes a final bonus award, taking into account the recommendation of the President and Chief Executive Officer as well as using its own judgment and experience. The Committee places greater emphasis on annual company performance for determining cash incentive bonuses than for determining individual base salaries. In fiscal 1999, the company and business unit thresholds were met, however, the quantitative company goals were not met. Accordingly, annual cash bonuses paid for fiscal year 1999 were below those paid for fiscal year 1998.

Pursuant to their employment agreements, Mr. Castro and Mr. Atterbury receive cash bonuses based on our net income per share. Thus, their overall compensation is directly related to our profit performance for each fiscal year. For each one cent of net income per share up to the prior fiscal year's net income per share, Mr. Castro and Mr. Atterbury receive cash bonuses of $4,000 and $2,400, respectively, and for each additional one cent of net income per share above the prior fiscal year's net income per share, they receive additional cash bonuses of $10,000 and $6,000, respectively. For the fiscal year ended January 31, 1999, Messrs. Castro and Atterbury received cash bonuses of $626,000 and $375,600, respectively.

    LONG-TERM OWNERSHIP INCENTIVE

Long-term incentives are provided in the form of stock options that are granted from time to time at or above market value at the date of grant and generally become exercisable proportionately over a period of five years. Grants of stock options are made by the Compensation Committee in its discretion, based upon the recommendation of our President and Chief Executive Officer and the Vice President-Human Resources, as well as the Committee's judgment as to the executive's contribution toward our performance and expected contribution toward meeting our long-term strategic goals and increases in shareholder returns. The value received by the executives from option grants depends completely on increases in the market price of our Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in shareholder value.

During the past fiscal year, stock ownership guidelines were implemented for the President and Chief Executive Officer, direct reports of the President and Chief Executive Officer and directors. The ownership guidelines require that in order to be eligible for stock option grants, the President and Chief Executive Officer must attain stock ownership equal to five times his base salary. The requirement for direct reports of the President and Chief Executive Officer is two to three times base salary, depending on the position. Directors must attain ownership equal to five times their annual cash retainer. Such level of ownership must be attained by June 15, 2003. For those hired/promoted into an executive position after June 15, 1998, required ownership must be attained within five years of the hire date or promotion.

SECTION 162(M) POLICY

For the fiscal year ended January 31, 1999, annual compensation provided to any of the executive officers named in the Summary Compensation Table did not exceed $1.0 million within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). Section 162(m) of the Code limits the deductibility of compensation paid to each of our five senior executive officers to $1.0 million, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." Annual cash bonus incentive awards fail to qualify as "performance-based compensation" exempt from the limitation on deductions that is imposed by
Section 162(m) because the Committee exercises discretion in making these awards. The Committee believes that the discretionary component of this plan permits the Committee to make decisions in our best interests and those of our shareholders, and we intend, therefore, to continue the process by which we determine annual cash bonuses. With respect to long-term incentive awards, our 1993 Stock Incentive Plan has been approved by shareholders and is in compliance with the provisions of Section 162(m).

James R. Campbell, Chair
Richard G. Lareau
Frederick W. Kanner
MEMBERS OF THE COMPENSATION COMMITTEE

CASH AND NON-CASH COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our President and Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                  ---------------
                                           ANNUAL COMPENSATION      SECURITIES
                                          ----------------------    UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS(1)      OPTIONS(2)      COMPENSATION(3)
-----------------------------  ---------  ---------  -----------  ---------------  -----------------
John W. Castro                      1999  $ 359,375  $ 626,000          35,000         $  47,504
President and Chief Executive       1998  $ 300,000  $ 840,000(4)       69,000         $  44,824
Officer                             1997  $ 300,000  $ 693,000             -0-         $  28,583

Rick R. Atterbury                   1999  $ 264,583  $ 375,600          25,000         $  37,700
Executive Vice President-           1998  $ 225,000  $ 504,000          69,000         $  35,890
Chief Technology Officer            1997  $ 225,000  $ 415,800          60,000         $  22,477

Kay A. Barber                       1999  $ 176,875  $  32,400          10,000         $  17,456
Vice President, Chief               1998  $ 162,500  $ 135,300          13,800         $  16,800
Financial Officer and               1997  $ 144,790  $ 124,500          40,000         $  11,740
Treasurer

Steven J. Machov                    1999  $ 152,291  $  27,900          10,000         $  15,688
Vice President, General             1998  $ 140,834  $ 120,700          27,600         $  15,169
Counsel and Secretary               1997  $ 132,915  $ 113,550          20,000         $  10,645

Kathleen A. Larkin                  1999  $ 117,708  $  21,600          10,000         $  12,690
Vice President-Human                1998  $ 107,500  $ 103,550          13,800         $  12,225
Resources                           1997  $  98,963  $  95,000          20,000         $   8,467

-------------

(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though all or part of such bonuses were actually calculated and paid in the following year.

(2) Amounts have been adjusted for a two-for-one stock split effected in October 1997.

(3) "All Other Compensation" for fiscal 1999 includes: (i) $11,200 each for Mr. Castro, Mr. Atterbury, Ms. Barber, Mr. Machov, and Ms. Larkin contributed by us for our 401(k) and defined contribution retirement plans; (ii) premium payments under life insurance policies on the lives of the executives at the following incremental costs: Mr. Castro $998 and Mr. Atterbury $689; and
    (iii) our contributions to the Supplemental Retirement Plan: Mr. Castro $35,306, Mr. Atterbury $25,811, Ms. Barber $6,256, Mr. Machov $4,488, and
    Ms. Larkin $1,490.

(4) Mr. Castro deferred receipt of $140,000 of this amount.

OPTIONS

The following tables summarize option grants during fiscal 1999 to the executive officers named in the Summary Compensation Table, and the potential realizable value of the options held by such persons at the end of fiscal 1999. There were no option exercises by the executive officers named in the Summary Compensation Table during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                INDIVIDUAL GRANTS                              ANNUAL RATES OF
                       --------------------------------------------------------------------      STOCK PRICE
                                               PERCENT OF TOTAL                                APPRECIATION FOR
                       NUMBER OF SECURITIES   OPTIONS GRANTED TO   EXERCISE OR                  OPTION TERM(3)
                        UNDERLYING OPTIONS    EMPLOYEES IN FISCAL  BASE PRICE   EXPIRATION   --------------------
        NAME            GRANTED (#) (1)(2)           YEAR            ($/SH)        DATE       5% ($)     10% ($)
---------------------  ---------------------  -------------------  -----------  -----------  ---------  ---------
John W. Castro.......           35,000                   6.0%       $  21.375      5/28/03   $ 206,693  $ 456,738

Rick R. Atterbury....           25,000                   4.3%       $  21.375      5/28/03   $ 147,638  $ 326,241

Kay A. Barber........           10,000                   1.7%       $  21.375      5/28/03   $  59,055  $ 130,497

Steven J. Machov.....           10,000                   1.7%       $  21.375      5/28/03   $  59,055  $ 130,497

Kathleen A. Larkin...           10,000                   1.7%       $  21.375      5/28/03   $  59,055  $ 130,497

-------------

(1) These options were granted under the Company's 1993 Stock Incentive Plan (1993 Plan). Options become exercisable under the plan so long as the executive remains employed by us or with one of our subsidiaries. To the extent not already exercisable, options under the 1993 Plan become immediately exercisable in full upon certain changes in control and will remain exercisable during the remaining term. See "Change in Control Arrangements" below for the definition of "change in control" under this plan.

(2) These options were granted at an exercise price equal to the market price on the date of grant. The options are exercisable in installments. The options become exercisable as to 20% one year after the date of grant and as to an additional 20% each year thereafter, with the final installment exercisable on or after November 28, 2002.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon our future performance and the executive's continued employment with us. The amounts are not intended to forecast possible future appreciation, if any, in the price of our Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                             OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                         FISCAL YEAR END(#)         FISCAL YEAR END($)(1)
                                    ----------------------------  --------------------------
               NAME                  EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -------------  -------------  -----------  -------------

John W. Castro....................       13,800        104,000     $  45,713     $ 228,563

Rick R. Atterbury.................       67,800        205,000     $ 169,463     $ 698,250

Kay A. Barber.....................       23,760         83,800     $ 163,080     $ 491,963

Steven J. Machov..................       11,520         65,600     $  44,910     $ 235,925

Kathleen A. Larkin................       14,260         65,800     $  98,986     $ 373,838

-------------

(1) Value calculated as the market value on January 31, 1999 ($15.9375), the average of the bid and asked price as reported on the Nasdaq National Market, less the option exercise price multiplied by the number of in-the-money option shares. Options are in-the-money if the market price of the shares exceeds the option exercise price.

EMPLOYMENT AGREEMENTS

We have employment agreements with John W. Castro, our President and Chief Executive Officer, and Rick R. Atterbury, our Executive Vice President-Chief Technology Officer. These agreements were entered into in 1989 and 1987, respectively and have been amended several times over the course of their service with us. These agreements remain in force for consecutive one-year terms unless we or the executive terminates the agreement with 60 days' advance written notice. Beginning on April 15, 1998, Mr. Castro's base salary was increased to $375,000 per year and Mr. Atterbury's was increased to $275,000 per year.

Cash bonuses for Mr. Castro and Mr. Atterbury are based on our net income per share. For each one cent of net income per share up to the prior fiscal year's net income per share, Mr. Castro and Mr. Atterbury receive cash bonuses of $4,000 and $2,400, respectively, and for each additional one cent of net income per share they receive additional cash bonuses of $10,000 and $6,000, respectively.

Mr. Castro and Mr. Atterbury also receive an annual transportation allowance of $12,000 and $7,200, respectively. Upon termination of employment under their amended agreements, each has agreed not to compete with us for 18 months if we elect to continue paying his base salary during the restrictive period.

EXECUTIVE LOAN PROGRAM

In fiscal 1999, we adopted the Stock Purchase Loan Program, which enables employees who report to our President and Chief Executive Officer to borrow money to exercise stock options and to pay any related income and employment taxes due. We hold the shares obtained upon exercise of the underlying stock options as collateral for the loan.

PURPOSE

The purpose of the Stock Purchase Loan Program is to:

/ /   facilitate the exercise of stock options;

/ /   encourage ownership by employees;

/ /   to reduce tax consequences for employees; and

/ / minimize the need to sell shares in the open market to pay the income and employment taxes due upon exercise of options.

Approval of the loans are subject to the sole and absolute discretion of the Compensation Committee.

BORROWINGS AND TERMS

Each borrowing arrangement is evidenced by a written demand promissory note executed by the executive at the time of borrowing. The total amount that any executive may borrow under the Stock Purchase Loan Program is determined by the Compensation Committee but may not exceed:

/ /   for the first loan request, either

   100% of the exercise price of the option plus 100% of the resulting income and employment taxes actually paid within 15 months of the exercise; or

   60% of the cost to purchase stock on the open market at the fair market value at the time of purchase.

/ /   for any subsequent loan, the lesser of

   100% of the exercise price of the option plus 100% of the resulting income and employment taxes actually paid within 15 months of the exercise;

   60% of the cost to purchase stock on the open market at the fair market value at the time of purchase;

   the amount that, when added to the principal amount of all outstanding loans under the Stock Purchase Loan Program, will not exceed 60% of the market value of all stock pledged as collateral by the executive immediately following the loan; and

   eight times the executive's then current base salary.

No loan may be made that would cause the aggregate amount outstanding under all loans to an executive to exceed 100% of the market value of all stock pledged as collateral by that executive under the Stock Purchase Loan Program. If the market value of all shares held as collateral falls below an executive's loan balance, the executive must make arrangements to repay that portion of the loan, or pledge additional shares, equal to the difference between the market value and the loan balance. The loans made to executives under the Stock Purchase Loan Program are made on an interest-free basis.

REPAYMENT TERMS

Loans under the program must be repaid within five years of the grant of the loan. The term of the loan, however, may be extended at the discretion of the Compensation Committee. The note provides that thirty percent (30%) of the employee's bonus compensation received under our bonus plan, net of applicable estimated taxes and other withholdings, will be applied to repay the principal under the note. In addition, 50% of the proceeds from any sale of stock pledged under the Stock Purchase Loan Program must be applied to the repayment of amounts outstanding under the Stock Purchase Loan Program. All dividends received by an executive are also applied to the loan.

Upon termination of the executive's employment, the loan must be repaid within 45 days or a longer period of time if approved by the Compensation Committee. Upon the death or long-term disability of the executive, the Compensation Committee may extend the term of the repayment of the loan up to six months. The Compensation Committee may demand repayment of the loans at any time.

CURRENT BORROWINGS

For current borrowings under the Stock Purchase Loan Program, please see "Other Matters -- Certain Transactions."

CHANGE IN CONTROL ARRANGEMENTS

Pursuant to three stock-based benefit plans and change in control agreements with certain executive officers, benefits would be paid or existing non-vested awards would be accelerated in connection with a change in control.

STOCK-BASED BENEFIT PLANS

Under our 1993 Stock Incentive Plan, in the event we have a "change in control," if approved by the Compensation Committee:

/ / all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms;

/ / all outstanding restricted stock awards will become immediately fully vested; and

/ / all performance units will vest and/or continue to vest in the manner determined by the Committee.

A "change in control" under our 1993 Stock Incentive Plan means any of the following:

(1) the sale, lease, exchange or other transfer of substantially all of our assets to a person or entity that is not controlled by us. We control an entity if we own more than 50% of such entity's outstanding voting securities. This change in control can occur in one or a series of related transactions;

(2) a merger or consolidation, if our shareholders do not own more than 80% of the "combined voting power" of the surviving corporation's outstanding securities. "Combined voting power" is measured by shares of the surviving corporation that ordinarily have the right to vote at the election of directors;

(3) a change in control that would be required to be reported on a Form 8-K, 10-K or 10-Q, whether or not we are subject to those reporting requirements;

(4) after January 18, 1993, when any person becomes, directly or indirectly, the "beneficial owner" of 20% or more of the "combined voting power" of our outstanding securities; and

(5) when individuals who constituted our Board on January 18, 1993, cease to constitute at least a majority of the Board. For purposes of determining these individuals, directors whose election or nomination is approved by a majority of the directors serving on January 18, 1993, are considered to be members of the Board as of January 18, 1993.

Under our 1996 Non-Statutory Stock Option Plan, if we have a "change in control," all outstanding stock options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, if the acceleration of the vesting is approved by the Compensation Committee.

A "change in control" under the 1996 Non-Statutory Stock Option Plan means any of the following:

/ /   the occurrence of an event set forth in numbers (1) through (3) above;

/ / after March 25, 1996, when any person becomes, directly or indirectly, the "beneficial owner" of 20% or more of the "combined voting power" of our outstanding securities; and

/ / when individuals who constituted our Board on March 25, 1996, cease, for any reason, to constitute at least a majority of the Board. For purposes of determining these individuals, directors whose election or nomination is approved by a majority of the directors serving on March 25, 1996, are considered to be members of the Board as of March 25, 1996.

Under our 1987 Omnibus Stock Plan, upon the occurrence of a "change in control," all outstanding options will become immediately exercisable in full and will remain exercisable during the remaining term, whether or not the participants remain our employees, and all restrictions with respect to outstanding restricted stock awards will immediately lapse.

Under this plan, a "change in control" means, absent the approval of the "continuity directors" (directors as of the effective date of the 1987 Plan and additional directors nominated by other "continuity directors"):

/ /   the sale or other transfer of substantially all of our assets;

/ /   the approval by our shareholders of a plan of liquidation;

/ /   a change in control that would be required to be reported in a Form 8-K;

/ / ownership by any person or group of 20% or more of our outstanding voting stock; or

/ / the continuity directors ceasing to constitute a majority of the Board of Directors.

EXECUTIVE OFFICERS CHANGE IN CONTROL AGREEMENTS

Under change in control agreements entered into in May 1998, John W. Castro, Rick R. Atterbury, Steven J. Machov, Kay A. Barber and Kathleen A. Larkin are entitled to receive certain benefits if they are terminated either:

/ /   within 24 months of a "change in control;" or

/ / prior to a "change in control" if the termination was either a condition to the "change in control" or was at the request or insistence of a person related to the "change in control."

The executives are not considered "terminated" for purposes of these agreements if they die or are terminated for "cause" (defined as the executive's (i) gross misconduct; (ii) willful and continued failure to substantially perform his or her duties after demand is given by the Chairman of the Board; or (iii) conviction of a felony or gross misdemeanor that is materially and demonstrably injurious to us or that impairs the executive's ability to substantially perform his or her duties). The executive is, however, considered "terminated" if the executive voluntarily leaves our employ for "good reason." "Good reason" means:

/ / an adverse and material change in title, status, position, authority, duties or responsibilities as an executive;

/ / reduction in base salary or an adverse change in the form or timing of the pay;

/ / failure to cover the executive under similar benefit plans at a substantially similar total cost to the executive (including equity based plans);

/ /   relocation to more than 30 miles from the executive's existing office;

/ / failure to obtain a successor's consent to the change in control agreement;

/ /   any termination of employment not properly noticed; or

/ / our refusal to allow the executive to continue to attend to matters or engage in activities not directly related to our business.
The executive is entitled to receive the following payments and benefits upon the triggering of these agreements:

/ / cash payment equal to two times (three times in the case of Messrs. Castro and Atterbury) the sum of the executive's (i) base salary plus (ii) target cash bonus for the year during which the change in control occurs or the average of the cash bonus for the three fiscal years ending immediately prior to the change in control, whichever is greater;

/ / medical, dental and vision benefits to the executive, his or her family members and dependents for two years (three years for Messrs. Castro and Atterbury) after the "date of termination" of employment, at a substantially similar total cost to the executive;

/ / full vesting and non-forfeitability of the executive's account balance under our Supplemental Executive Retirement Plan. In addition, we will cause all distributions under this plan to be made regardless of the provisions of the plan that permit such distributions to be deferred; and

/ / cash payment, if any, sufficient to cover all tax obligations arising from excise taxes.

These change in control agreements have a term ending January 1, 2000; provided, the agreements will automatically renew for additional 12-month periods unless we give the executive 90 days' advance notice of our intent to terminate the agreements. In addition, if a "change in control" occurs during the term of the agreements, the agreements will continue for an additional 24 months.

A "change in control" for purposes of these agreements means:

/ / the sale, lease, exchange or other transfer of substantially all of our assets;

/ / when, after May 28, 1998, any person becomes, directly or indirectly, the "beneficial owner" of 20% or more of the "combined voting power" of our outstanding securities;

/ / a merger or consolidation, if our shareholders do not own more than 80% of the "combined voting power" of the surviving corporation's outstanding securities. "Combined voting power" is measured by shares of the surviving corporation that ordinarily have the right to vote at the election of directors;

/ / when individuals who constitute our Board on May 28, 1998, cease to constitute at least a majority of the Board. For purposes of determining these individuals, directors whose election or nomination is approved by a majority of the directors serving on May 28, 1998, are considered to be members of the Board as of May 28, 1998; or

/ / a change in control that would be required to be reported on a Form 8-K, 10-K or 10-Q, whether or not we are subject to those reporting requirements.

The following table illustrates the amount of the lump sum payments that the executives would be entitled to receive if a "change in control" had occurred as of April 16, 1999:

------------------------------------------
                                  AMOUNT OF
           EXECUTIVE               PAYMENT
------------------------------------------
John W. Castro.................   $3,284,100

Rick R. Atterbury..............   $2,120,400

Kay A. Barber..................   $ 606,000

Steven J. Machov...............   $ 536,800

Kathleen A. Larkin.............   $ 416,800
------------------------------------------

The above amounts exclude:

/ /   costs associated with medical, dental and vision benefits;

/ /   cash payments for tax obligations arising from excise taxes, if any; and

/ / the amount of the executive's vested benefits under the Supplemental Executive Retirement Plan.

                                 OTHER MATTERS

----------------------------------------------------------------------

SECTION 16 BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on review of the copies of such reports furnished to us during the period ended January 31, 1999, and based on representations by such persons, all
Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% shareholders were complied with, except Steven
J. Machov did not file, on his Form 5 for fiscal 1996, a restricted stock award received by his wife and Kathleen A. Larkin did not file a Form 5 for fiscal 1997, reporting an option grant. Mr. Machov amended his Form 5 and Ms. Larkin filed her Form 5 in May 1999 to reflect these transactions.

CERTAIN TRANSACTIONS

On November 25, 1996, we entered into a revolving Credit Agreement with U.S. Bank, N.A. and Norwest Bank Minnesota, N.A. This Credit Agreement was amended several times over the last few years. James R. Campbell, one of our directors, is the Chairman and Chief Executive Officer of Norwest Bank Minnesota, N.A. and is Group Executive Vice President of its parent corporation, Wells Fargo & Company. As of April 18, 1999, approximately $60.0 million was outstanding under the Credit Agreement.

As of April 23, 1999, the following executive officers had loans outstanding under our Stock Purchase Loan Program:

------------------------------------------
                                 AMOUNT
          EXECUTIVE            OUTSTANDING
------------------------------------------
Kay A. Barber, Vice
President, Chief Financial
Officer and Treasurer........   $ 321,212

Steven J. Machov, Vice
President, General Counsel
and Secretary................   $ 132,065

Kathleen A. Larkin, Vice
President-Human Resources....   $ 182,757

Allen J. McNee,
President-Document Management
Services.....................   $  76,165

B. Michael James,
President-Financial Document
Services.....................   $ 493,238

Mark A. Rossi,
President-Investment Company
Services.....................   $ 441,992

Raymond J. Goodwin,
President-Merrill Print
Group........................   $  75,142

See "Executive Compensation -- Executive Loan Program" for further information. There were no loan amounts outstanding during fiscal 1999.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Steven J. Machov
                                        SECRETARY

May 17, 1999

                                          MERRILL CORPORATION

                                    ANNUAL MEETING OF SHAREHOLDERS

                                         WEDNESDAY, JUNE 2, 1999
                                               10:30 A.M.
[MAP]
                                  BANDANA BANQUET & CONFERENCE CENTRE
                                             BANDANA SQUARE
                                      1021 BANDANA BOULEVARD WEST
                                         SUITE 220, ENERGY PARK
                                           ST. PAUL, MN 55108
          MERRILL CORPORATION
[LOGO]    ONE MERRILL CIRCLE
          SAINT PAUL, MN 55108                                             PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 2, 1999.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 ON THE REVERSE.

Please sign exactly as name appears on the reverse side of this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                             COMPANY #
                                                             CONTROL #
                                                            --------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY
CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

- Follow the automated instructions provided.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to:

                              MERRILL CORPORATION
                            c/o Shareowner Services
                                P.O. Box 64873
                            St. Paul, MN 55164-9397

          IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

                            - PLEASE DETACH HERE -

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John W. Castro and Richard G. Lareau, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Merrill Corporation held of record by the undersigned on April 15, 1999, at the Annual Meeting of Shareholders to be held on June 2, 1999, or any adjournment thereof.

1.  ELECTION OF DIRECTORS:

    01 Rick R. Atterbury     02 James R. Campbell     03 John W. Castro           /  / Vote FOR      /  / Vote WITHHELD
    04 Ronald N. Hoge        05 Frederick W. Kanner   06 Richard G. Lareau             all nominees       from all nominees
    07 Paul G. Miller        08 Robert F. Nienhouse   09 Michael S. Scott Morton


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,          __________________________
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        |__________________________|

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Address Change? Mark Box   / /
Indicate changes below:                   Date ______________________, 1999

                                      ______________________________________
                                     |                                      |
                                     |______________________________________|

                                     Signature(s) in Box

                                     Please sign exactly as your name(s)
                                     appear on Proxy. If held in joint
                                     tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.